Exhibit 10.1

SUBSCRIPTION AGREEMENT

Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, MN  55345

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), as follows:

1. This Subscription Agreement, together with the Annex and Exhibits attached hereto (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,994,232 shares (the “Shares”) of its Common Stock, $0.01 par value per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $2.90 per share (the “Purchase Price”).

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 – File No. 333-161700 ( the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) prior to the Closing Date (as defined in Annex I attached hereto).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the “Terms and Conditions for Purchase of Shares” attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by Feltl and Company, Inc. or Barrington Research Associates, Inc., the placement agents for the Offering (the “Placement Agents”) and that there is no minimum offering amount.

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5. The manner of settlement of the Shares purchased by the Investor shall be delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date (as defined in Section 3.1 of Annex I hereto) using its DTC participant identification number, and released by Registrar and Transfer Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction.

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)
DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES; AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE ACCOUNT DESIGNATED BY THE COMPANY.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER, AT THE COMPANY’S DISCRETION.

6. The Investor represents that, except as set forth below, (a) it has had no position (excluding any position solely in the nature of ownership of any securities issued by the Company), office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 10% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

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Exceptions:

(Please provide a listing of exceptions to the foregoing representations.  If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to delivery of this Agreement to the Company, the Investor will receive certain additional pricing and related information regarding the Offering (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning and delivering a copy of this Agreement to the Investor, and any such offer may be withdrawn or revoked by the Investor, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agents on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted, countersigned and delivered to the Investor by or on behalf of the Company. The Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription for the Shares, in whole or in part.

9. The Company acknowledges that the only material, non-public information relating to the Company it has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

[Signature Page Follows]

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Signature Page to Subscription Agreement

Number of Shares:
Purchase Price Per Share:	$2.90
Aggregate Purchase Price:	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated this ____ day of ______________, 2009.

EXACT NAME OF INVESTOR

By:
Print Name:
Title:

Address:

Agreed and Accepted this ____ day
of _______________, 2009:

WIRELESS RONIN TECHNOLOGIES, INC.

By:
Name:  Darin P. McAreavey
Title:    Chief Financial Officer

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

Capitalized terms used in this Annex I but not defined herein shall have the meaning ascribed to them in the Subscription Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (said Subscription Agreement, together with the Annex and Exhibits attached thereto, collectively this “Agreement”). All references to dollar amounts used herein refer to United States dollars unless expressly noted otherwise.

1. Authorization and Sale of the Shares

Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

 2.2 The Company proposes to enter into substantially this same form of Agreement in all material respects with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

     2.3  Investor acknowledges that the Company has agreed to pay the Placement Agents a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor.

     2.4  The Company has entered into a Placement Agent Agreement, dated November 4, 2009 (the “Placement Agreement”), with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except for knowledge of the existence of this Offering and except as will be disclosed in the Prospectus and the Company’s Form 8-K filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

ANNEX I-1

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (for purposes of this Section 3.1, notice by e-mail is sufficient); provided, however, in no event will the Closing Date be more than seven calendar days after than the date on which the Investor delivers the funds to the Company as described in Section 3.3, below (or the next business day if the seventh day after the date on which the Investor delivers the funds to the Company is a Saturday, Sunday, federal legal holiday, or a day on which banking institutions in the State of Minnesota or New York are authorized or required by law or other governmental action to close). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company, subject to Section 3.3 hereof.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the Company having accepted the Investor’s offer to purchase the Shares, which shall be evidenced by the Company countersigning and delivering a copy of this Agreement to the Investor; (ii) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page; and (iii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agents shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agents in their sole discretion determine that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted thereby, then the Placement Agents may, but shall not be obligated to, terminate such Placement Agreement, which shall have the effect of terminating this Agreement pursuant to Section 15 below.

ANNEX I-2

3.3 Delivery of Funds. No later than one (1) business day after the execution and delivery of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the account designated by the Company.  Such funds shall be held in trust by the Company for the benefit of the Investor until (a) the Closing upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions set forth in Section 3.2(b) hereof and (b) until the Company has irrevocably directed its Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC (as defined below), at which time the funds shall become the Company’s sole and exclusive property.

3.4 Delivery of Shares. No later than one (1) business day after the execution and delivery of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Company’s Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Simultaneously with the release of funds to the Company held in trust pursuant to Section 3.3 hereof, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agents as at the date hereof and at the Closing Date, that:

4.1 The Investor: (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying solely upon the Disclosure Package and the documents incorporated by reference therein.

4.2 (a) The Investor understands that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agents are not authorized to make and have not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

ANNEX I-3

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement, the Disclosure Package, the Prospectus, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5 Since the date on which the Company or the Placement Agents first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities). The Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Restriction on Future Sales of Securities by the Company.

Without the prior written consent of Investors who purchase a majority in interest of the Shares issued in the Offering, for a period of 180 days after the Closing (the “Restriction Period”), the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, or securities exercisable, exchangeable or convertible into Common Stock, at a price per share less than the Purchase Price (adjusted for any applicable stock splits, reverse stock splits, or similar changes in capitalization during the Restriction Period) except pursuant to an Exempt Issuance (as defined below).  "Exempt Issuance" means the issuance of (a) shares of Common Stock (including restricted stock awards) or options (including other forms of derivative securities) to purchase Common Stock awarded to employees, officers or directors of the Company pursuant to any equity incentive plan or stock purchase plan either in existence as of the date hereof or duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issuable upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

ANNEX I-4

6. Survival of Representations, Warranties and Agreements; Third Party Beneficiary.

Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor. The Placement Agents shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7. Notices.

All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

ANNEX I-5

If to the Company, to:
Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, MN  55345
Attention: Darin P. McAreavey, Chief Financial Officer
Facsimile: (952) 974-7887

with copies to: Briggs and Morgan, P.A. 2200 IDS Center 80 S. 8th Street Minneapolis, MN 55402 Attention: Brett D. Anderson Facsimile: (612) 977-8650

If to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes.

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law.

This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Execution, Counterparts and Delivery of the Prospectus Supplement.

This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The parties shall be entitled to rely upon delivery by facsimile or e-mail of an executed copy of this Agreement, and acceptance by a party of such facsimile or e-mail copy shall be legally effective to create a valid and binding agreement between the Investor and the Company in accordance with the terms of this Agreement. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

ANNEX I-6

13. Confirmation of Sale.

The Investor acknowledges and agrees that such Investor’s receipt of the Company’s executed counterpart to this Agreement, together with the Prospectus Supplement (or filing by the Company of an electronic version thereof with the Commission) shall constitute written confirmation of the Company’s agreement to sell the Shares to such Investor in accordance with the terms of this Agreement.

14. Press Release.

The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material information regarding the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof; provided, however, that the Company shall not issue any press release or other announcement naming the Investor without the Investor’s prior approval.

15. Termination.

In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

[Exhibit A (Investor Questionnaire) Follows]

Annex I-7

Exhibit A

WIRELESS RONIN TECHNOLOGIES, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name in which your Shares are to be registered. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

Fax:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

A-1